CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pantheon China Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 1 to this Registration Statement (No. 333-155579) on Form S-4 of our report dated March 29, 2007, on the financial statements of Pantheon China Acquisition Corp. as of December 31, 2006 and for the period from April 10, 2006 (inception) to December 31, 2006, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP
New York, New York
February 16, 2009